DESIGNATED EMPLOYEE AGREEMENT


      THIS DESIGNATED EMPLOYEE AGREEMENT is made this _____ day of February, 1999, by and between SEQUOIA COMPANY, a Kansas corporation, hereinafter referred to as "Company," and LEE H. GREIF, hereinafter referred to as "Employee."

      WHEREAS, Company has entered into a Consulting Agreement with CANNON FINANCIAL COMPANY, a Kansas corporation ("Cannon") under which Consultant has agreed to assist Cannon in the generation of collection business for Cannon; and

      WHEREAS, in said Consulting Agreement, Company has agreed to designate a single employee to be the only employee of Company providing said consulting services for Cannon, to be designated as the "designated employee" of Company; and

      WHEREAS, as part of and in consideration for Cannon's agreement to engage Company for said consulting services, Company has agreed to insure that the employee designated as the designated employee thereunder would agree to be bound by the confidentiality and non-competition provisions of the Consulting Agreement; and

      WHEREAS, Employee, after fully reviewing the Consulting Agreement and with full knowledge of the restrictions that will be placed upon Employee as a result of being enumerated the designated employee under the Consulting Agreement is willing to enter into this Agreement to become the designated employee of Company for the provision of services to Cannon under the Consulting Agreement.

      NOW, THEREFORE, in consideration of Company's entrance into the Consulting Agreement with Cannon, the sums to be paid to Company by Cannon under the Consulting Agreement, and the sums to be paid to Employee by Company as a result of Employee's employment by Company, the parties hereto agree as follows:

     1. Employee hereby agrees to accept the responsibilities and obligations of the "designated employee" under the Consulting Agreement between Company and Cannon. In accepting the designation, Employee understands that Employee will be the only individual performing services for Company in its role as a consultant for Cannon. Employee acknowledges that Employee's death or adjudication of incompetency or Employee's inability to perform the responsibilities of Company pursuant to the Consulting Agreement will result in the termination of the Consulting Agreement by Cannon, subject to certain payment obligations of Cannon.

     2. Disclosure of Information.

          a. Employee acknowledges that, in and as a result of his engagement hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as Cannon's secrets, systems, procedures, manuals, confidential reports and lists of customers of Cannon and its business. As a material inducement to Company to enter into this Agreement, to enter into the Consulting Agreement, and to pay to Employee his employment compensation, Employee covenants and agrees that neither he, nor any of his agents shall, at any time during or following the term of Company's engagement as Cannon's consultant, directly or indirectly, use, disseminate, divulge, disclose, lecture upon or publish articles with respect to, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to them as a result of Company's engagement by Cannon and/or Employee's engagement hereunder. Such confidential information includes information not generally known in the industry in which Cannon is or may be engaged and information in any form concerning Cannon's customers, products, processes, methods, technology, computer programs, development, inventions, manufacturers, purchasing, distribution, accounting, marketing, merchandising and selling, but excluding any information generally known to the public from sources other than Company or Cannon. In the event of a breach or threatened breach by Employee or Employee's agent, of any of the provisions of this Paragraph 2, Cannon, in addition to and not in limitation of any other rights, remedies or damages available to Cannon at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Employee or by Employee's agents and/or any and all persons directly or indirectly acting for or with him.

          b. Upon termination of his employment with Company, whether such termination was at the request of Employee or of Company, all documents, records, notebooks and similar repositories of or documents containing any confidential information as defined in Paragraph 2(a) above, including copies thereof, then in Employee's possession or obtained by others from Employee, whether prepared by them or others, will be the sole property of Company and shall be returned to Company, to be returned by Company to Cannon.

          c. In the event that Employee becomes legally compelled to disclose any of the information defined as confidential in Paragraph 2(a), Employee will provide Company prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with these provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Employee will furnish only that portion of the information which he is legally required to disclose or with respect to which Company has waived compliance and will exercise his best efforts (which shall not require the payment of money) to cooperate with Company's efforts to obtain a required protective order or other reliable assurance that confidential treatment will be accorded the information.

3.    Restrictive Covenants.

          a. By his designation as Company's designated employee and Company's consulting engagement with Cannon, Employee will acquire additional and intimate knowledge about the customers, financial data, price and business negotiations and business techniques of Cannon, as they may now exist or as they may be developed in the future.


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


     Employee acknowledges and agrees that Company, in its designation of Employee as its designated employee, will allow Employee to perform services for firms, corporations and other associations and business enterprises which Employee may solicit as clients and customers of Cannon ("customers"), and in so doing, has and will utilize Cannon's ideas, techniques and expertise in establishing an even greater rapport with such customers. In order to avoid the inadvertent disclosure of Cannon's confidential matters, and as consideration for Company's engagement by Cannon and Company's designation of Employee as its designated employee hereunder, Employee hereby covenants and agrees that during Employee's employment hereunder, during Company's engagement by Cannon, and for two
     (2) years from and after the effective date of the termination of Company's engagement with Cannon, Employee and his agents shall not, directly or indirectly, either by themselves or through others, or as a partner, employee, agent, officer, director, member, stockholder or otherwise (1) solicit, divert, take away or attempt to take away the business of Cannon's present or past customers, or the customers of any affiliated or related companies of Cannon, in any business or enterprise competing with Cannon or any subsidiary companies of Cannon, (2) solicit, hire, employ or endeavor to employ any of Cannon's employees or employees of any subsidiary companies of Cannon, or (3) within a radius of fifty (50) miles from the city limits of any city in which Cannon is presently working for or soliciting customers or has worked for or solicited customers within the two (2) year period prior to termination of Company's engagement with Cannon, transact any business with, own any interest directly or indirectly in, or be associated with or employed in any capacity by or on behalf of any person, partnership, firm, corporation or other business association engaged or seeking to engage in any business or enterprise competing directly or indirectly with Cannon.

          b. Employee will not, for a period of three (3) years after Closing, acquire any further shares of stock of Advanced Financial, Inc. ("AFI") if the acquisition of those shares will, (i) in the reasonable opinion of competent tax counsel for AFI, cause a "change of control" of AFI as determined under Section 382 of the Internal Revenue Code of 1986, as amended, including the regulations as promulgated thereunder, or under the comparable provision of any future internal revenue law; or (ii) have the effect of reducing the number of shares which First Mortgage Investment
     Company ("FMIC") could acquire under its option without such FMIC acquisition causing a "change of control."

     4. Accounting for Profits. Employee covenants and agrees that if he, or any other restricted parties shall violate any of the covenants or restrictions under the foregoing Paragraphs 2 and 3, Company and/or Cannon shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Employee or any other restricted parties, directly or indirectly, has realized as a result of any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights and remedies to which Company and/or Cannon is or may be entitled at law, in equity, or under this Agreement.

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


     5. Reasonableness of Restrictions.

          a. Employee has carefully read and considered the provisions of Paragraphs 2, 3 and 4 and, having done so, agree that the restrictions set forth in these paragraphs, are fair and reasonable, are reasonably required for the protection of the interests of Company, Cannon, and their respective officers, directors, shareholders, and other employees, are not injurious to the public in general, is no greater than reasonably necessary to protect the legitimate business interests of Company and Cannon, and is not unduly harsh and oppressive on Employee.

          b. Employee represents that his experience, capabilities and assets are such that this Agreement does not deprive him from earning a livelihood in the unrestricted business activities that remain open to him or from otherwise adequately and appropriately supporting himself.

          c. In the event that, notwithstanding the foregoing, any of the provisions of Paragraphs 2, 3 and 4 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable parts had not been included therein. In the event that any provision of Paragraphs 2, 3 and 4 shall be declared by a Court of competent jurisdiction to exceed the maximum restriction such Court deems reasonable and enforceable, the restriction deemed reasonable and enforceable by the Court shall become and thereafter be the maximum restriction.

          d. Employee may not delegate the performance of any of his obligations and duties hereunder or assign any rights hereunder except upon prior written consent of both Company and Cannon.

          e. Employee acknowledges and agrees that the stock to be received by Company from AFI under the Agreement of Reorganization and the payments to be made by Cannon to Company under the Consulting Agreement are of material benefit to Employee and are sufficient consideration to Employee to be bound by: (i) provisions 5 and 6 of the Consulting Agreement, and (ii) the provisions in Paragraphs 2, 3 and 4 hereof.

     6. Remedies. Employee agrees that damages alone will be inadequate protection for Company and/or Cannon in the event of a breach or threatened breach or violation of any of the provisions of this Agreement and that Company and/or Cannon shall, in addition thereto, be entitled to an injunction restraining such breach or violation by Employee and any other restricted parties of any provision of this Agreement, and, such injunctive remedy shall not be in limitation of but in addition to, any other remedies authorized by law for the breach or threatened breach of this Agreement, including the recovery of monetary damages and a reasonable attorney's fee. Employee, Cannon and Company expressly waive the posting of any bond or surety required pursuant to the issuance of an injunction hereunder. However, in the event that the Court refuses to honor the waiver of bond hereunder, Employee, Cannon and Company hereby expressly agree to a bond to be posted in this matter of One Hundred Dollars ($100).

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


Nothing in this Agreement shall be construed to prohibit Company and/or Cannon from also pursuing any other remedy, the parties having agreed that all remedies are cumulative. The obligations of Employee and the rights of Company and Cannon, their successors and assigns under Sections 2, 3, 4, 5 and 6 of this Agreement, shall survive the termination of this Agreement.

     7. Applicable Law. This Agreement shall be construed and performed according to the laws of the State of Missouri, and shall be binding upon the parties thereto, their successors and assigns. The parties hereto agree that appropriate jurisdiction and venue for any and all claims under this Agreement or related in any way to the Agreement or the subject matter thereof shall be in the Circuit Courts of Jackson County, Missouri. The parties hereto waive any right they may have to remove said litigation to any federal court. Employee hereby agrees, as part of any relief Company and/or Cannon may obtain against Employee as a result of his breach of this Agreement, that Company and/or Cannon, in addition to such other relief they shall be granted by the court, shall be entitled to be reimbursed by Employee for any costs they incur in connection with the enforcement of this Agreement, including, but not limited to, a reasonable attorneys' fee. The parties hereto agree that appropriate service of process for any of said actions may be obtained on said parties by personal service or by delivery of said process to the parties or a representative of the parties by first class mail, postage prepaid.

     8. Termination of Prior Agreement. Employee hereby agrees, as a result of the execution of the Consulting Agreement by Company with Cannon and as a result of the execution of this Agreement between Company and Employee, that the Consulting Agreement between Cannon and Employee dated as of July 22, 1998 is, as of this date, deemed terminated by and between the parties and that Cannon has no further obligations whatsoever to Employee as a result of the operation of that agreement.

     9. Compensation. Employee acknowledges and agrees that the compensation payable to Employee by Company (as well as certain other terms of Employee's employment by Company) shall be determined by separate agreement of the parties hereto.

     10. Entire Agreement. Except for the Consulting Agreement, this Agreement, and the documents and agreements referred to herein, contains the entire agreement and understanding by and between Company and Employee with respect to the engagement herein referred to, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force of effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver or any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or will be deemed a valid waiver of such provision at any other time.

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


     IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first above written.




                                    SEQUOIA COMPANY


                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________



                                    ___________________________________________
                                    LEE H. GREIF



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